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                                   Exhibit 5.1

                               William M. Ziering
                                 Attorney At Law
                             Four Embarcadero Center
                                   Suite 3400
                          San Francisco, CA 94111-4187
                               Tel: (415) 956-0161
                               Fax: (415) 398-3249

VIA COURIER AND FAX

BrainTech, Inc.
930 West 1st Street
Suite 102
North Vancouver, BC
V7P 3N4

ATTN:  Grant Sutherland, Chairman

RE:  REGISTRATION STATEMENT ON FORM S-1

Dear Sirs:

I have acted as special counsel to BrainTech, Inc., a Nevada corporation (the "Company"), in connection with legal issues relating to the issue of 11,095,000 common shares in capital stock of the Company (the "Shares"). I understand that the Company intends to file a Registration Statement pursuant to the Securities Act of 1933 in respect of the Shares. The holders of the Shares will be identified as Selling Shareholders in the Registration Statement as follows.

          Selling Shareholder                           No. of Shares
1.  Owen Jones                                            1,000,000
2.  Grant Sutherland                                      1,150,000
3.  695183 B.C. Ltd.                                      1,000,000
4.  Welcome Opportunities Ltd.                            1,000,000
5.  Donald Anderson                                         900,000
6.  Bolder Investment Partners                              500,000
7.  J.R. Sparling MD Incorporated                           500,000
8.  APL Securities Ltd.                                     500,000
9.  Nottinghill Resources Ltd.                              500,000
10. 9051 Investments Ltd.                                    50,000
11. Daphne Thomas                                            50,000
12. Melvin Earl Beaumont                                    450,000
13. Marguerite Beaumont                                     450,000
14. Rendeco Holdigs Ltd.                                    450,000
15. Worldwide Mortgage Corp. Ltd.                           450,000
16. Beau-J Holdings Ltd.                                  1,135,000
17. Jeffrey W. Lubore                                       150,000
18. David A. Robinson                                       150,000


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19. Thomas M. Dunkenberger                                  150,000
20. Michael M. Hawes                                        150,000
21. Clive Forth                                             110,000
22. Michael Colen                                           300,000

You have advised me that the Company has received all of the consideration required to be paid for the Shares. I have assumed that this information is correct.

I have examined such records of the Company as I have deemed necessary for the purpose of this opinion. In doing so, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals.

Based on and subject to the foregoing, I am of the opinion that the Shares constitute duly authorized, validly issued, fully paid, and non-assessable common shares in the capital of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual development which might affect any matters or opinions set forth in this letter.

I am opining only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.

                                              Very truly yours.

                                              "William M. Ziering"

                                              William M. Ziering